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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45829) pertaining to the 1997 Stock Option Plan, the Registration Statement (Form S-8 No. 333-66323) pertaining to the Schuff Steel Company 1997 Stock Option Plan (Amended and Restated as of April 24, 1998), the Registration Statement (Form S-8 No. 333-66325) pertaining to the Schuff Steel Company 1998 Director Compensation Plan, and the Registration Statement (Form S-8 No. 333-82279) pertaining to the Schuff Steel Company 1999 Employee Stock Purchase Plan of our report dated February 15, 2000, except for Note 13, as to which the date is March 10, 2000, with respect to the consolidated financial statements of Schuff Steel Company included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                          /s/ ERNST & YOUNG LLP

Phoenix, Arizona
March 27, 2000